Exhibit 21.1
Listing of Subsidiaries as of December 31, 2018

Entity Name	Domestic Jurisdiction

Ballantyne Holdings LLC	California
Bethpage Finance S.a.r.l.	Luxembourg
Beyond Vision, LLC	Louisiana
CUES Canada Inc.	Canada
CUES, Inc.	Delaware
DBT Technologies (Pty) Ltd.	South Africa
Dormant Radio Australia Pty Ltd.	Australia
ELXSI Corporation	Delaware
Fairbanks Morse India Limited	India
Fairbanks Morse Pump Corporation	Kansas
Flash Technology, LLC	Delaware
General Signal India Private Limited	India
Genfare Holdings, LLC	Delaware
Jurubatech Participações Ltda.	Brazil
Kayex Holdings LLC	Delaware
Kent-Moore Brasil Indústria e Comércio Ltda.	Brazil
Kiawah Holding Company	Cayman Islands
Marley Canadian ULC	Canada
Marley Cooling Tower (Holdings) Limited	United Kingdom
Marley Engineered Products LLC	Delaware
Marley Mexicana S.A. de C.V.	Mexico
MCT Services LLC	Delaware
Pinehurst Holding Company	Cayman Islands
Pipeline Inspection Partners Corp.	Delaware
Radiodetection (Canada) Ltd.	Canada
Radiodetection (China) Limited	Hong Kong
Radiodetection Australia Pty Limited	Australia
Radiodetection B.V.	Netherlands
Radiodetection Limited	United Kingdom
Radiodetection Sarl	France
Schonstedt Instrument Company, LLC	Delaware
SPX European Holding Limited	United Kingdom
SPX Germany Holding GmbH	Germany
SPX (Guangzhou) Cooling Technologies Co., Ltd.	China
SPX Cooling Technologies Canada, Inc.	Canada
SPX Cooling Technologies Leipzig GmbH	Germany
SPX Cooling Technologies Malaysia Sdn Bhd	Malaysia
SPX Cooling Technologies Singapore Pte. Ltd.	Singapore
SPX Cooling Technologies (Suzhou) Co. Ltd.	China
SPX Cooling Technologies Trading DMCC	Dubai
SPX Cooling Technologies UK Limited	United Kingdom
SPX Cooling Technologies, Inc.	Delaware
SPX Heat Transfer LLC	Delaware
SPX Holding Inc.	Connecticut
SPX Mauritius Ltd.	Mauritius
SPX Pension Trust Company Limited	United Kingdom
SPX Receivables, LLC	Delaware
SPX Technologies (Pty) Ltd.	Republic of South Africa
SPX Thermal Equipment and Services India Private Limited	India
SPX Transformer Solutions, Inc.	Wisconsin

TCI International, Inc.	Delaware
The Marley Company LLC	Delaware
The Marley Wylain Company	Delaware
Vokes Limited	United Kingdom
XCel Erectors, Inc.	Delaware

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